SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 18, 1997

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

       DELAWARE                   333-15487                    54-1163725
     (State  of               (Commission File No.)           (IRS Employer
    Incorporation)                                         Identification No.)

                       1001 North 19th Street, Suite 2000
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE

          (Former Name or Former Address, if changed since last report)


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     The Company hereby files this form 8-K/A, Amendment No. 1 to its Form 8-K (the "Form 8-K") dated July 3, 1997, to correct the Independent Auditors' Report filed in the Form 8-K and to file an Independent Auditors Consent.

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                          INDEPENDENT AUDITORS' REPORT



To the Stockholders
Of The AES Corporation:

We have audited the accompanying consolidated balance sheets of The AES Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The AES Corporation and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP



Washington, DC

January 30, 1997, except for the penultimate paragraph of Note 6 as to which the date is March 13, 1997, and Note 13, as to which the date is June 30, 1997
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(b) Exhibits:


23.1 Consent of Deloitte & Touche LLP.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE AES CORPORATION
                                            -------------------
                                                (Registrant)

Date: August 5, 1997                          By /s/ Barry J. Sharp
                                              ---------------------------
                                               Barry J. Sharp
                                               Chief Financial Officer